Exhibit 3.34

CERTIFICATE OF LIMITED PARTNERSHIP
OF
HIGHLANDS INN INVESTORS II, L.P.

This Certificate (the “Certificate”) of Limited Partnership of HIGHLANDS INN INVESTORS II, L.P., a Delaware limited partnership (the “Partnership”), is being executed on December 18, 1995.

It is, therefore, certified as follows:

1.                                      Name.  The name of the Partnership is:

Highlands Inn Investors II, L.P.

2.                                      Registered Office and Registered Agent.  The registered office of the Partnership in the State of Delaware is located at 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801.  The name of the registered agent of the Partnership for service of Process at such address is The Corporation Trust Company.

3.                                      Name and Address of General Partner.  The name and address of the General Partner of the Partnership is, as follows:

HT - Highlands, Inc.

200 W. Madison Street

Chicago, Illinois 60606

4.                                      Certificate.  This Certificate has been duly executed and filed in accordance with the provisions of Section 17-201 of the Delaware Revised ‘Uniform Limited Partnership Act.

IN WITNESS WHEREOF, the undersigned has duly executed this certificate as of the day and year first above written.

HT – HIGHLANDS, INC., a Delaware corporation

By:	/s/ Michael Schindler
	Its:	VP

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

HIGHLANDS INN INVESTORS II, L.P.

Highlands Inn Investors, L. P., a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act (the “Act”), for the purpose of amending its Certificate of Limited Partnership pursuant to Section 17-202 of the Act, hereby certifies that Paragraph 2 of the certificate of Limited Partnership is amended to read in its entirety as follows:

1.                                      Registered Office and Registered Agent.  The registered office of the Partnership in the State of Delaware is located at 1013 Centre Road, Wilmington, County of New castle, Delaware 19805.  The name of the registered agent of the Partnership for service of process at such address is The Prentice-Hall corporation system, Inc.

IN WITNESS WHEREOF, Highlands Inn Investors II, L.P. has caused this Certificate of Amendment to be duly executed by its sole general partner on this 19th day of August, 1996.

HT-HIGHLANDS, INC., a Delaware corporation

By:	/s/ Kenneth R. Posner
	Its:	Vice President & Treasurer
Kenneth R. Posner